                                                                   EXHIBIT 11.1

                             TSW INTERNATIONAL, INC.

                   COMPUTATION OF NET INCOME (LOSS) PER SHARE


                                                                                   Year Ended March 31,
                                                                            1995           1996           1997
                                                                        ------------   ------------   ------------
                                                                      (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
HISTORICAL CALCULATION:
Weighted average number of common shares outstanding . . . . . . . .       275,857        216,444        277,792

Effect of Common Stock issued and stock options granted
     subsequent to May 5, 1996 computed in accordance with
     the treasury stock method as required by the SEC (1). . . . . .       428,750        428,750        428,750
                                                                        ------------   ------------   ------------

Total common and common equivalent shares. . . . . . . . . . . . . .       704,607        645,194        706,542
                                                                        ------------   ------------   ------------
                                                                        ------------   ------------   ------------

Net income (loss). . . . . . . . . . . . . . . . . . . . . . . . . .    $ (13,352)     $ (11,725)      $ (3,403)

Cumulative dividends on Redeemable Preferred Stock . . . . . . . . .             -           (61)          (438)
                                                                        ------------   ------------   ------------

Net income (loss) applicable to Common Stock . . . . . . . . . . . .    $ (13,352)     $ (11,786)      $ (3,841)
                                                                        ------------   ------------   ------------
                                                                        ------------   ------------   ------------

Net income (loss) per share. . . . . . . . . . . . . . . . . . . . .    $  (18.95)     $  (18.27)      $  (5.44)
                                                                        ------------   ------------   ------------
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PRO FORMA CALCULATION:
Weighted average common and common equivalent shares
     outstanding during the period . . . . . . . . . . . . . . . . .                                     277,792

Common equivalents from Common and Redeemable
     Preferred Stock issued and stock options granted
     subsequent to May 5, 1996 computed in accordance with
     the treasury stock method as required by the SEC (1). . . . . .                                     428,750

Common equivalents attributable to Redeemable Preferred
     Stock (if-converted method) . . . . . . . . . . . . . . . . . .                                   2,715,765
                                                                                                      ------------

Total common and common equivalent shares. . . . . . . . . . . . . .                                   3,422,307
                                                                                                      ------------
                                                                                                      ------------

Net income (loss). . . . . . . . . . . . . . . . . . . . . . . . . .                                   $ (3,403)
                                                                                                      ------------
                                                                                                      ------------

Pro forma net income (loss) per share. . . . . . . . . . . . . . . .                                   $  (0.99)
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(1) Pursuant to Securities and Exchange Commission Staff Accounting Bulletin No. 83, Common and Preferred Stock issued and stock options and warrants granted at prices below the assumed initial public offering price during the twelve-month period immediately preceding the initial filing date of the Company's Registration Statement for its initial public offering have been included as outstanding for all periods presented using the treasury stock method.